UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 5, 2015

FluoroPharma Medical, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-151381 (Commission File Number)	20-8325616 (IRS Employer Identification No.)

8 Hillside Avenue, Suite 207
Montclair, NJ 07042
(Address of principal executive offices and zip code)

(973) 744-1565
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Thomas H. Tulip as President:

On October 6, 2015, the Company announced that Dr. Thomas H. Tulip has been appointed President of the Company.  Mr. Johan M. (Thijs) Spoor resigned his role as President but will retain his roles as the Company’s Chief Executive Officer and Chairman of the Board. Mr. Spoor will continue to oversee corporate strategy and investor relations while Dr. Tulip will focus on operations and pipeline development.

Dr. Tulip, age 62, has served as Executive Vice President, President and Chief Business Officer of Navidea Biopharmaceuticals, Inc. (NAVB) from June 2011 to May 2015. At Navidea, Dr. Tulip was responsible for defining the strategic direction of the company, as well as leadership of business, commercial, market, brand and product development, in addition to new product planning and project direction. Prior to joining Navidea, Dr. Tulip held senior leadership positions at Alseres Pharmaceuticals from August 2008 to May 2011 and with the succession of companies, Lantheus Medical Imaging, Bristol Myers Squibb (BMS) and DuPont, where his roles spanned product discovery and development, business and technology planning, brand and alliance management and international business management. As President of Alseres, Molecular Imaging, Dr. Tulip led efforts to develop markets for a Phase III neuroimaging agent. While at DuPont and BMS, he was instrumental in the development, commercialization and international management of the nuclear cardiology franchise, successfully built the BMS Medical Imaging international business, and led planning activities for innovative PET tracers. Dr. Tulip earned a B.S. from the University of Vermont, and an M.S. and Ph.D. from Northwestern University. He was also a visiting scholar at Osaka University. He was Treasurer and a Board Member of the Academy of Molecular Imaging and Chairperson of its Institute for Molecular Technologies (IMT), where he held numerous leadership positions. Dr. Tulip was Chairperson of the Society of Nuclear Medicine (SNM) Corporate Advisory Board. He serves on the Board of Directors of the Medical Imaging Technology Association (MITA), leads its PET Working Group in the Molecular Imaging Section and has served as a Director for the Council on Radionuclides and Radiopharmaceuticals (CORAR).

Mr. Spoor has been the Company‘s Chief Executive Officer and a member of the Board since February 14, 2011, and has been the Chairman of the Board since June 14, 2012.  Previously, Mr. Spoor worked as a strategy consultant at Oliver Wyman, an equity research analyst at J.P. Morgan and Credit Suisse and also spent 11 years with Amersham / GE Healthcare, where he worked in seven countries in a variety of roles, including setting up GMP facilities, accountability for the nuclear cardiology portfolio and developing GE’s PET strategic plan. Mr. Spoor sits on the Board of Directors of MetaStat, Inc., a publicly traded company, and AzurRx BioPharma, Inc., a private company where he also serves as President. Mr. Spoor holds a Nuclear Pharmacy degree from the University of Toronto as well as an Master of Business Administration from Columbia University with concentrations in finance and accounting.

Thomas H. Tulip Employment Agreement:

On October 5, 2015, the Company entered into a three-year employment agreement with Dr. Tulip to join the Company as President. The employment agreement provides for a base salary of $320,000, which amount shall increase to $375,000 per year upon the completion of a bona fide firm commitment underwritten public offering of the Company in which it raises gross proceeds of at least $12,000,000. Dr. Tulip is entitled to an annual bonus in such amount and based upon such criteria as the Company’s Board of Directors or Compensation Committee shall determine.  For the calendar year ending December 31, 2016, the maximum bonus payable to Dr. Tulip will be $125,000, which bonus will be primarily based upon successfully achieving the financial business and clinical milestones as set forth in the agreement.  In addition, Dr. Tulip is eligible for grants of awards under the Company’s 2011 Equity Incentive Plan as the Company’s Board of Directors or Compensation Committee may from time to time determine.  Dr. Tulip shall initially be granted 500,000 stock options pursuant to the terms of the Company’s 2011 Equity Incentive Plan, which options shall vest equally over three years upon each anniversary of his employment with the Company.

Upon termination of Dr. Tulip’s employment without Cause (as defined in the agreement) or his resignation for Good Reason (as defined in the agreement) prior to expiration of his employment period, he shall be entitled to receive $550,000 payable in either 12 equal monthly installment payments or in a single lump sum, at the Company’s discretion, together with the value of any accrued but unused vacation time, the amount of all accrued but previously unpaid base salary through the date of such termination, and reimbursement of any expenses incurred. In addition, the Company shall provide him with all benefits to which he is entitled for 18 months or the full unexpired term of the agreement, whichever is longer, unless Dr. Tulip’s employment is terminated for Cause.  Additionally, in the event the Company complete a Sales Transaction (as defined in the agreement), Dr. Tulip shall be entitled to a bonus as set forth in the agreement and 100% of Dr. Tulip’s then outstanding options will vest immediately.  This agreement contains standard non-competition, non-solicitation, and confidentiality clauses.

The employment agreement of Dr. Tulip is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release announcing the appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

Amendment to Employment Agreement of Tamara Rhein, Company CFO:

On October 5, 2015, the Company and Tamara Rhein, the Company’s Chief Financial Officer, entered into an amendment to her employment agreement dated as of August 22, 2012.  Pursuant to the amendment, in the event that Ms. Rhein is terminated by the Company upon the occurrence of, or within 30 days prior to, or within 12 months following, the effective date of a Change of Control (as defined in the agreement), or if she resigns her employment for Good Reason (as defined in the agreement) within 12 months following the effective date of a Change of Control, the Company shall pay or provide to Ms. Rhein her base salary and benefits for a period of 12 months following the termination of employment (or resignation for Good Reason) in the event of a Change of Control.

The amendment to Ms. Rhein’s employment agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated October 5, 2015 by and between the Company and Thomas H. Tulip.

10.2	Amendment to Employment Agreement dated October 5, 2015 by and between the Company and Tamara Rhein.

99.1	Press Release dated October 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

  Dated: October 8, 2015

FLUOROPHARMA MEDICAL, INC.

By: /s/ Johan M. (Thijs) Spoor Name Johan M. (Thijs) Spoor Title: CEO